EXHIBIT 99.1
SECURITIES PURCHASE AGREEMENT
          This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 20, 2007, is made by and between iMEDIA INTERNATIONAL, INC., a Delaware corporation (the “Company”), and HENRY WILLIAMSON (the “Purchaser”) (each, a “Party” and, collectively, the “Parties”).
          RECITALS:
          A. The Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, subject to the terms and conditions stated in this Agreement, in one or more private placements, up to an aggregate of 10,165,008 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
          B. The Purchaser is the payee under that certain 14% Secured Convertible Promissory Note, dated July 25, 2007 (the “Note”), made by the Company, iMedia US, LLC, iMedia Nevada, LLC, and Hollywood Previews, Inc. (collectively, the “Borrowers”), pursuant to which the Purchaser agreed to loan to the Borrowers, and the Borrowers agreed to pay to the Purchaser or his registered assigns, up to a maximum principal amount of $750,000.
          C. In connection with the Note, the Purchaser is a party to that certain Intercreditor Agreement, dated as of July 25, 2007 (the “Intercreditor Agreement”), by and among the Purchaser, the Borrowers and other signatories thereto, the termination of which is a condition to the consummation of the sale of the Shares hereunder.
          NOW, THEREFORE, the Parties hereby agree as follows:
     1. PURCHASE AND SALE OF SHARES.
          a. Commitment to Purchase. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase up to 10,165,008 Shares from the Company and the Company agrees to sell up to such number of Shares to the Purchaser.
          b. First Closing. The first closing (the “First Closing”) of the sale of Shares by the Company to the Purchaser shall take place at the offices of Richardson & Patel LLP, Los Angeles, California, at 10:00 a.m., local time, simultaneously with the execution hereof, unless another date or place is agreed to in writing by the Parties. At the First Closing, the Purchaser shall purchase, and the Company shall sell, 5,082,504 Shares for an aggregate consideration of $750,000 (the “Purchase Price”), comprised of (i) $108,967 in cash and (ii) cancellation of the Note and all amounts due thereunder. At the First Closing:
               i. The Purchaser shall deliver to the Company funds in an amount equal to $108,967;

               ii. The Purchaser shall deliver the original Note to the Company for cancellation; and
               iii. The Company shall deliver instructions to its transfer agent to deliver to the Purchaser a certificate or certificates representing 5,082,504 shares of Common Stock.
          c. Subsequent Closings. Subsequent closings (each a “Follow-on Closing”) of sales of additional Shares shall take place on such date or dates and at such place or places as may be agreed to in writing by the Parties; provided that no such Follow-on Closing and sale of Shares shall occur later than six weeks following the Effective Date (as defined in that certain Reorganization Agreement entered into on December 20, 2007 (the “Reorganization Agreement”), among the Company and the various signatories thereto). Nothing in this Section 1.c shall create an obligation on the party of any Party to perform any Follow-on Closing. At each Follow-on Closing, (i) the Purchaser shall purchase, and the Company shall sell, that number of Shares as may be agreed to by the Parties; provided that the number of Shares purchased at any such Follow-on Closing, when added to the number of shares purchased at the First Closing and any other Follow-on Closing, shall not exceed 10,165,008. At each Follow-on Closing:
               i. The Purchaser shall deliver to the Company funds in an amount equal to (i) that number of Shares to be purchased by the Purchaser at such Follow-on Closing multiplied by (ii) $0.1476 (with respect to each such Follow-on Closing, the “Follow-on Purchase Price”); and
               ii. The Company shall deliver to the Purchaser a certificate or certificates representing the number of Shares to be purchased by the Purchaser at such Follow-on Closing.
          d. “Closing Date” shall mean, with respect to the First Closing, the date of this Agreement, unless any other date has been agreed to in writing by the Parties, or, with respect to any Follow-on Closing, such date as may be agreed to in writing by the Parties, as applicable.
     2. THE PURCHASER’S REPRESENTATIONS AND WARRANTIES.
        The Purchaser represents and warrants to the Company as follows:
          a. He recognizes that the purchase of the Shares involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (ii) he may not be able to liquidate his investment; and (iii) in the event of a disposition, he could sustain the loss of his entire investment.
          b. He is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is able to bear the economic risk and illiquidity of an investment in the Shares.
          c. He (i) has prior investment experience or has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to him to evaluate the merits and risks of such an investment on his behalf; and (ii) is able to bear the economic risk and illiquidity that he will assume by investing in the Shares.

               d. He (i) has been furnished by the Company during the course of this transaction with all information regarding the Company that he has requested or desired to know; (ii) has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the Shares and has received responses satisfactory to him with regard to any such questions; and (iii) has received any additional information that he has requested.
               e. To the extent necessary, he has retained, at his own expense, and relied upon the advice of appropriate professionals regarding the investment, tax and legal merits and consequences of this Agreement and his purchase of the Shares hereunder.
               f. No Shares were offered or sold to him by means of any form of general solicitation or general advertising.
               g. He acknowledges that no federal, state or other governmental agency has passed upon or made any recommendation or endorsement of the Shares and that this sale of Shares is intended to be exempt from the registration requirements of the Securities Act. In connection therewith, the Purchaser hereby represents that he is purchasing the Shares for his own account for investment and not with a view toward the resale or distribution thereof to others. The Purchaser shall not sell or otherwise transfer any Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.
               h. He understands and hereby acknowledges that the Shares he is purchasing hereunder are characterized as “restricted securities” under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
               i. He understands and hereby acknowledges that, except as otherwise provided herein, the Company is under no obligation to register the Shares under the Securities Act or any state securities or “blue sky” laws. The Purchaser agrees that the Company may, in its discretion, permit the transfer of the Shares out of the Purchaser’s name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws.
               j. He has full power and authority to execute and deliver this Agreement and to purchase the Shares subscribed for hereby and that this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               k. He understands that, until such time as the Shares have been registered under the Securities Act as contemplated by the registration rights provisions hereof or otherwise may be sold by the Purchaser under Rule 144, the certificates representing any Shares shall bear a restrictive legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if (a) the sale of the Shares represented thereby is registered under the Securities Act or (b) in connection with the resale of such Shares, such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Shares can be sold under Rule 144(k). The Purchaser agrees to sell any Shares to be sold by him, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
       The Company represents and warrants to the Purchaser as follows:
          a. Organization and Qualification. Each of the Company and each of its subsidiaries is an entity duly organized and existing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite power to own its properties and to carry on its business as now being conducted. To the Company’s knowledge, each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect on (i) the Shares, (ii) the ability of the Company to perform its obligations hereunder, or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
          b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
          c. Capitalization. The capitalization of the Company and each of its subsidiaries immediately following the First Closing is set forth on Schedule 3.c, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to any Company stock option plan, and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of capital stock. All of such outstanding shares of the Company’s capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.c, no shares of capital stock of the Company (including the Shares) or any of its subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.c, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company or any of its subsidiaries is a party relating to the issuance by the Company or any of its subsidiaries of securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act. Except as set forth on Schedule 3.c, there are no securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of the Shares in accordance with the terms of this Agreement, and the holders of the securities and instruments listed on such Schedule 3.c have waived any rights they may have under such anti-dilution or similar provisions in connection with the issuance of the Shares in accordance with the terms of this Agreement. The Company has made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”) and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any benefit plan of the Company.
          d. Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and will be free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the Purchaser thereof), and will not be subject to preemptive rights or other similar rights of shareholders of the Company.
          e. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchaser) the United States federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including without limitation the issuance and sale of the Shares as provided hereby) in accordance with the terms hereof.
          f. Absence of Litigation. Except as disclosed in Schedule 3(f), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such that would have a Material Adverse Effect.
          g. No Brokers. The Company has not engaged any person to which or to whom brokerage commissions, finder’s fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby.

          h. No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation” or “general advertising” as such terms are used in Regulation D with respect to any of the Shares being offered hereby.
          i. Disclosure. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement in connection with the transactions contemplated hereby is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
     4. REGISTRATION RIGHTS.
        If, at any time during which the Purchaser holds Shares that are not then eligible for a Rule 144(k) Sale, the Company proposes to register any of its common securities under the Securities Act (other than on a registration statement on Form S-4 or Form S-8 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be used may be used for any registration of the Shares (a “Piggyback Registration”), the Company shall give prompt written notice to the Purchaser of its intention to effect such a registration and shall include in such registration all Shares with respect to which the Company has received a written request from the Purchaser for inclusion therein within 15 days after the Purchaser’s receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. If the SEC reduces the number of securities that may be registered in such Piggyback Registration, such reduction shall be made on a pro-rata basis among the Purchaser and any other selling shareholders included therein. The underwriters in any underwritten offering by the Company shall have the right to limit, due to marketing considerations, the number of Shares to be registered in a registration pursuant to this Section 4.b.
     5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          a. The obligation of the Company hereunder to issue and sell Shares to the Purchaser at the First Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions thereto; provided, however, that any of these conditions may be waived by the Company at any time in its sole discretion.
               i. The Purchaser shall have executed and delivered to the Company this Agreement.
               ii. The Purchaser shall have delivered the Purchase Price in accordance with Section 1.b above.
               iii. The Reorganization Agreement by and among the Company and the various signatories thereto, pursuant to which the Company proposes to reorganize its debt and equity as outstanding as of September 30, 2007 (the “Reorganization Agreement”), shall have been signed by all parties thereto, and, in connection therewith, the following actions (the “Reorganization Actions”) shall have occurred:

               1. The Company’s notes, preferred stock and other obligations to certain creditors shall have been converted to Common Stock as described in the Reorganization Agreement, and the holders of such notes, preferred stock and other obligations shall have executed and delivered to the Company the Ancillary Consents (as defined in the Reorganization Agreement).
               2. The Company shall have adopted the stock ownership plan contemplated by the Reorganization Agreement.
               3. The Purchaser, Scott Kapp and Anthony Fidaleo shall have executed employment and retention agreements with the Company as contemplated by the Reorganization Agreement.
               4. The 26-for-1 reverse split of the Company’s Common Stock shall have become effective under Delaware law.
               iv. The Intercreditor Agreement shall have been terminated by a writing signed by all of the parties thereto, and all liens on assets of the Borrowers (as defined in the Intercreditor Agreement) securing indebtedness of the Borrowers to the Existing Secured Parties (as defined in the Intercreditor Agreement) shall have been released.
               v. The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him on or prior to the Closing Date.
               vi. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
          b. The obligation of the Company hereunder to issue and sell Shares to the Purchaser at any Follow-on Closing is subject to the satisfaction, on or before the applicable Closing Date, of each of the following conditions thereto; provided, however, that any of these conditions may be waived by the Company at any time in its sole discretion.
               i. The Purchaser shall have executed and delivered to the Company this Agreement, and the First Closing shall have occurred.
               ii. The Purchaser shall have delivered the applicable Follow-on Purchase Price in accordance with Section 1.c above.

               iii. The Reorganization Agreement shall have been signed by all parties thereto, and, in connection therewith, the Reorganization Actions shall have occurred.
               iv. The Intercreditor Agreement shall have been terminated by a writing signed by all of the parties thereto, and all liens on assets of the Borrowers securing indebtedness of the Borrowers to the Existing Secured Parties shall have been released.
               v. The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him on or prior to the applicable Closing Date.
               vi. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
     6. CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE THE SHARES.
          a. The obligation of the Purchaser hereunder to purchase Shares at the First Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, however, that any of these conditions may be waived by the Purchaser at any time in his sole discretion:
               i. The Company shall have executed and delivered to the Purchaser this Agreement.
               ii. The Company shall have delivered instructions to its transfer agent to deliver to the Purchaser duly executed certificates representing the number of Shares as provided in Section 1.b above.
               iii. The Reorganization Agreement shall have been signed by all parties thereto, and, in connection therewith, the Reorganization Actions shall have occurred.
               iv. The Intercreditor Agreement shall have been terminated by a writing signed by all of the parties thereto, and all liens on assets of the Borrowers securing indebtedness of the Borrowers to the Existing Secured Parties shall have been released.
               v. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement.
               vi. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
               vii. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.
          b. The obligation of the Purchaser hereunder to purchase Shares at any Follow-on Closing is subject to the satisfaction, on or before the applicable Closing Date, of each of the following conditions, provided, however, that any of these conditions may be waived by the Purchaser at any time in his sole discretion:
               i. The Company shall have executed and delivered to the Purchaser this Agreement, and the First Closing shall have occurred.
               ii. The Company shall have delivered instructions to its transfer agent to deliver to the Purchaser duly executed certificates representing the number of Shares as provided in Section 1.c above.
               iii. The Reorganization Agreement shall have been signed by all parties thereto, and, in connection therewith, the Reorganization Actions shall have occurred.
               iv. The Intercreditor Agreement shall have been terminated by a writing signed by all of the parties thereto, and all liens on assets of the Borrowers securing indebtedness of the Borrowers to the Existing Secured Parties shall have been released.
               v. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the applicable Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the applicable Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement.

               vi. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
               vii. From the date of this Agreement through the applicable Closing Date, there shall not have occurred any Material Adverse Effect.
     7. GOVERNING LAW MISCELLANEOUS.
          a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
          b. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement. Signatures delivered by facsimile or other electronic means shall have the same force and effect as original signatures hereto.
          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
          e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Parties. Any waiver by a Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
          f. Notices. Any notices or other correspondence required or permitted to be given hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) delivery by fax (with answer back confirmed), or (c)two business days after mailing by recognized overnight courier (such as Federal Express), addressed to the Party at its address or sent to the fax number provided below or at such other address or fax number as such Party may designate by three days’ advance notice to the other Party. All correspondence shall be addressed as follows:
If to the Company, to:
iMedia International, Inc.
1721 21st Street
Santa Monica, CA 90404
Facsimile No.: (310) 453-6120
Attention: Anthony J. Fidaleo
With a copy to:
Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Facsimile No.: (310) 208-1154
Attention: Jennifer A. Post, Esq.
If to the Purchaser, to:
Henry Williamson
1721 21st Street
Santa Monica, CA 90404
Facsimile No.: (310) 453-6120
          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.
          h. Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
          i. Survival. The representations and warranties shall survive the each of the First Closing and each Follow-on Closing for the applicable statute of limitations.
          j. Termination. In the event that the First Closing shall not have occurred on or before December 21, 2007, unless the Parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any Party not in breach of this Agreement shall preserve all rights and remedies it may have against the other Party for a breach of this Agreement prior to or relating to the termination hereof.
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     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed as of the date first above written.

The Company:

iMEDIA INTERNATIONAL, INC.

By:

Name: Scott Kapp

Title: President

The Purchaser:

HENRY WILLIAMSON
[WILLIAMSON SECURITIES PURCHASE AGREEMENT]